Department of the Treasury Internal Revenue Service


         Instructions for the Requester of Form W-9 (Rev. December 1996)
          Request for Taxpayer Identification Number and Certification
   SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE UNLESS OTHERWISE NOTED.

These instructions supplement the instructions on the Form W-9 for the requester.

CHANGES TO NOTE

INDIVIDUAL TAXPAYER IDENTIFICATION NUMBER (ITIN).--Form W-9 (or an acceptable substitute) is used by persons required to file information returns with the IRS to get the payee's correct TIN. For individuals, the TIN is generally a social security number (SSN).

   However, in some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN.

   These individuals must apply for an ITIN on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

TIN APPLIED FOR (60 DAY RULE).--The instructions clarify that the 60-day exemption from backup withholding upon presentation of an awaiting-TIN certificate applies only to interest and dividend payments, and certain payments made with respect to readily tradable instruments. Other payments are subject to backup withholding.

SUBSTITUTE FORM W-9

You may develop and use your own Form W-9 (a substitute Form W-9) if its content is substantially similar to the IRS's official Form W-9 and it satisfies certain certification requirements.

   You may incorporate a substitute Form W-9 into other business forms you customarily use, such as account signature cards, provided the certifications that (1) the payee's TIN is correct and (2) the payee is not subject to backup withholding due to failure to report interest and dividend income, shown on the official Form W-9, are clearly set forth. You may not:

   1. Use a substitute Form W-9 that requires the payee, by signing, to agree to provisions unrelated to the required certifications: or

   2. Imply that a payee may be subject to backup withholding unless the payee agrees to provisions on the substitute form that are unrelated to the required certifications.

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   A substitute  Form W-9 that contains a separate  signature  line just for the certifications satisfies the requirement that the certifications be clearly set forth.

   If a single signature line is used for the required certifications and other provisions, the certifications must be highlighted, boxed, printed in bold-face type, or presented in some other manner that causes the language to stand out from all other information contained on the substitute form. Additionally, the following statement must be presented in the same manner as in the preceding sentence and must appear immediately above the single signature line: "The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding."

   Generally, the rules concerning the signature on a substitute Form W-9 apply to those completed after 1996. However, the effective date is extended to July 1, 1997, if the payer:

o Must obtain the approval of a government authority for changes to the format of its substitute Form W-9, and
o  Applied for that approval by September 30, 1996, and
o  Thereafter actively pursues that approval.

   If you use a substitute form, the instructions do not have to be furnished to the payee. The payee only needs to be instructed orally or in writing to strike out the language of the certification that relates to payee underreporting, if the payee is subject to backup withholding due to notified payee underreporting. However, you are encouraged to provide instructions relevant to the account, especially if the payee requests them.

TIN APPLIED FOR

If the payee returns a properly completed Form W-9 with "Applied For" written in
Part I (i.e., an "awaiting TIN" certificate), the payee must give you a TIN within 60 calendar days to avoid backup withholding. You may use one of the following rules to backup withholding. You may use one of the following rules to backup withhold during this 60-day period on reportable interest or dividend payments and certain payments with respect to readily tradable instruments.

RESERVE RULE.--If a payee withdraws more than $500 at one time during the 60-day period, you must backup withhold on any reportable payments made during the period, unless the payee reserves 31% of all reportable payments made to the account during the period.

ALTERNATIVE RULE (OPTION 1).--You must backup withhold on any reportable payments if the payee makes a withdrawal from the account after the close of 7 business days after you receive the awaiting-TIN certificate. Treat as

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reportable  payments  all cash  withdrawals  in an amount  up to the  reportable payments made from the day after you receive the awaiting-TIN certificate to the day of withdrawal.

ALTERNATIVE RULE (OPTION 2).--You must backup withhold on any reportable payments made to the payee's account, regardless of whether the payee makes any withdrawals. Backup withholding under this option must begin no later than 7 business days after you receive the awaiting-TIN certificate.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

You are not required to backup withhold on any payments you make if the payee is:

   1. An organization exempt from tax under section 501(a), an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

   2. The United States or any of its agencies or instrumentalities.

   3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

   4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

   5. An international organization or any of its agencies or instrumentalities. OTHER PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

   6. A corporation.

   7. A foreign central bank of issue.

   8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

   9. A futures commission merchant registered with the Commodity Futures Trading Commission.

   10. A real estate investment trust.

   11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

   12. A common trust fund operated by a bank under section 584(a).

   13. A financial institution.

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   14. A  middleman  known in the  investment  community  as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

   15. A trust exempt from tax under section 664 or described in section 4947.

  INTEREST AND DIVIDEND PAYMENTS.--All listed payees are exempt except the payee in item (9).

  BROKER TRANSACTIONS.--All payees listed in items (1) through (13) are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

  PAYMENTS SUBJECT TO REPORTING UNDER SECTIONS 6041 AND 6041A.--These payments are generally exempt from backup withholding only if made to payees listed in items (1) through (7). However, a corporation (except certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services, or bills and collects payments for such services, is not exempt from backup withholding.

  BARTER EXCHANGE TRANSACTIONS AND PATRONAGE DIVIDENDS.--Only payees listed in items (1) through (5) are exempt from backup withholding on these payments.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045 6049, 6050A, and 6050N, and their regulations.

   DIVIDENDS AND PATRONAGE DIVIDENDS that generally are exempt from backup withholding include:

o  Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
o  Payments of patronage dividends not paid in money.
o  Payments made by certain foreign organizations.
o  Section 404(k) payments made by an ESOP.

   INTEREST PAYMENTS that generally are exempt from backup withholding  include:
o Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

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o  Payments described in section 6049(b)(5) to nonresident aliens.
o  Payments on tax-free covenant bonds under section 1451.
o  Payments made by certain foreign organizations.
o  Mortgage interest paid to you.

   OTHER TYPES OF PAYMENTS that generally are exempt from backup withholding include:
o  Wages.
o Distributions from a pension, annuity, profit-sharing or stock bonus plan, or an IRA. Distributions from an owner-employee plan.
o  Certain surrenders of life insurance contracts.
o Gambling winnings, if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
o  Real estate transactions reportable under section 6045.

ADDITIONAL INFORMATION

For more information on backup withholding and your requirements, get Pub. 1679, A Guide to Backup Withholding, or Pub. 1281, Backup Withholding on Missing and Incorrect TINs.

JOINT FOREIGN PAYEES

If the first payee listed on an account gives you Form W-8, Certificate of Foreign Status, or a similar statement signed under penalties of perjury, backup withholding applies unless:

   1. Every joint payee provides the statement regarding foreign status; or

   2. Any one of the joint payees who has not established foreign status gives you a TIN.

   If any one of the joint payees who has not established foreign status gives you a TIN, that number is the TIN that must be used for purposes of backup withholding and information reporting.

NAMES AND TLNS TO USE FOR INFORMATION REPORTING

Show the full name and address as provided on Form W-9 on the information return filed with the IRS and on the copy furnished to the payee. If you made payments to more than one payee or the account is in more than one name, enter on the first name line ONLY the name of the payee whose TIN is shown on the information return. Show the names of any other individual payees in the area below the first name line, if desired.

   SOLE PROPRIETORS.--You must show the individual's name on the first name line. On the second name line, you may enter the business name or "doing

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business as (DBA)" if provided.  You may not enter only the business  name.  For
the  TIN,   you  may  enter  either  the   individual's   SSN  or  the  employer
identification number (EIN) of the business. However, the IRS prefers that you show the SSN.

NOTICES FROM THE IRS

   The IRS will send you a notice if the payee's name and TIN on the information return you filed do not match the IRS's records. You may have to send a "B" notice to the payee to solicit another TIN. See Pubs. 1679 and 1281 for copies of the two types of "B" notices.